
                                                                 Exhibit  12(a)
                                                                 11/8/95
                             ALABAMA POWER COMPANY
 Computation of ratio of earnings to fixed charges for the the five years ended
        December 31, 1994 and the twelve months ended September 30, 1995

                                                                                                                    Twelve
                                                                                                                    Months
                                                                                                                    Ended
                                                              Year ended December 31,                            September 30,
                                           1990          1991           1992           1993           1994           1995
                                      -----------------------------------------Thousands   of  Dollars---------------------------
EARNINGS  AS DEFINED  IN ITEM 503 OF REGULATION S-K:
   Income  Before  Interest  Charges  $    579,686   $   616,561   $    607,696   $    608,050   $    594,669   $    621,284
      Federal and state income taxes       111,882       202,354        172,003        167,021        242,569        229,702
      Deferred  income taxes, net           64,887        (6,058)        23,307         34,467        (32,536)        (8,199)
      Deferred  investment  tax credits        132        (1,089)             0         (2,106)            (4)            (4)
      AFUDC - Debt funds                    23,573         7,101          2,564          3,016          3,590          6,010
                                      ------------   -----------   ------------   ------------   ------------   ------------
         Earnings as defined          $    780,160   $   818,869   $    805,570   $    810,448   $    808,288   $    848,792
                                      ============   ===========   ============   ============   ============   ============


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt       $    225,328   $   217,338   $    209,184   $    186,779   $    180,182   $    182,515
   Interest on interim  obligations         10,252        13,385          3,704          3,760          5,939         15,062
   Amort of debt disc, premium and
     expense, net                            3,249         2,205          4,250          8,999          9,655          9,823
   Other interest  charges                  13,115        14,929         19,382         35,475         19,909         26,155
                                      ------------   -----------   ------------   ------------   ------------   ------------
         Fixed charges as defined     $    251,944   $   247,857   $    236,520   $    235,013   $    215,685   $    233,555
                                      ============   ===========   ============   ============   ============   ============


RATIO OF EARNINGS TO FIXED CHARGES            3.10          3.30           3.41           3.45           3.75           3.63
                                              ====          ====           ====           ====           ====           ====

Note:        The above  figures  have been  adjusted  to give  effect to Alabama
             Power  Company's  50%  ownership  of Southern  Electric  Generating
             Company.

                                                                 Exhibit 12(b)
                                                                 11/8/95
                             ALABAMA POWER COMPANY
   Computation of ratio of earnings to fixed charges plus preferred dividend requirements for the five years ended December 31, 1994 and the twelve months ended September 30, 1995
                                                                                                                    Twelve
                                                                                                                    Months
                                                                                                                    Ended
                                                              Year ended December 31,                            September 30,
                                           1990          1991           1992           1993           1994           1995
                                      -----------------------------------------Thousands   of  Dollars--------------------------
EARNINGS AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Income Before Interest Charges     $    579,686   $   616,561   $    607,696   $    608,050   $    594,669   $    621,284
      Federal and state income taxes       111,882       202,354        172,003        167,021        242,569        229,702
      Deferred income taxes, net            64,887        (6,058)        23,307         34,467        (32,536)        (8,199)
      Deferred  investment  tax credits        132        (1,089)             0         (2,106)            (4)            (4)
      AFUDC - Debt funds                    23,573         7,101          2,564          3,016          3,590          6,010
                                      ------------   -----------   ------------   ------------   ------------   ------------
         Earnings  as defined         $    780,160   $   818,869   $    805,570   $    810,448   $    808,288   $    848,793
                                      ============   ===========   ============   ============   ============   ============


FIXED CHARGES AS DEFINED IN ITEM 503 OF REGULATION S-K:
   Interest  on long-term  debt       $    225,328   $   217,338   $    209,184   $    186,779   $    180,182   $    182,515
   Interest  on interim  obligations        10,252        13,385          3,704          3,760          5,939         15,062
   Amort of debt disc, premium and
     expense, net                            3,249         2,205          4,250          8,999          9,655          9,823
   Other interest  charges                  13,115        14,929         19,382         35,475         19,909         26,155
                                      ------------   -----------   ------------   ------------   ------------   ------------
         Fixed charges as defined          251,944       247,857        236,520        235,013        215,685        233,555
Tax  deductible   preferred  dividends       1,884         1,884          1,884          1,830          1,605          1,605
                                      ------------   -----------   ------------   ------------   ------------   ------------
                                           253,828       249,741        238,404        236,843        217,290        235,160
                                      ------------   -----------   ------------   ------------   ------------   ------------
Non-tax deductible preferred dividends      36,628        34,255         33,302         27,729         24,630         25,518
Ratio of net income before taxes to
  net income                          x      1.504   x     1.519   x      1.523   x      1.530   x      1.549   x      1.563
                                      ------------   -----------   ------------   ------------   ------------   ------------
Pref dividend requirements before
  income taxes                              55,089        52,033         50,719         42,425         38,152         39,885
                                      ------------   -----------   ------------   ------------   ------------   ------------
Fixed charges plus pref dividend
  requirements                        $    308,917   $   301,774   $    289,123   $    279,268   $    255,442   $    275,045
                                      ============   ===========   ============   ============   ============   ============


RATIO OF EARNINGS TO FIXED CHARGES  PLUS
   PREFERRED  DIVIDEND  REQUIREMENTS          2.53          2.71           2.79           2.90           3.16           3.09
                                              ====          ====           ====           ====           ====           ====

Note: The above figures have been adjusted to give effect to Alabama Power Company's 50% ownership of Southern Electric Generating Company.
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